Exhibit 10.2

SEPARATION AND CONSULTING AGREEMENT

THIS SEPARATION AND CONSULTING AGREEMENT (this “Agreement”) is entered into as of July 7, 2023, by and between P.A.M. Transportation Services, Inc. and its subsidiaries (collectively, the “Company”), and Allen W. West (“Executive”) (collectively, the “Parties”).

WHEREAS, Executive has been employed by the Company for over twenty-five (25) years and most recently served as its Vice President of Finance, Chief Financial Officer, Secretary and Treasurer;

WHEREAS, Executive previously notified the Company of his intention to resign from the Company effective June 8, 2023, in accordance with the terms of that certain Employment Agreement dated as of January 1, 2019 by and between P.A.M. Transport, Inc. and Executive (the “Employment Agreement”);

WHEREAS, to facilitate a smooth and orderly transition in the management of the Company, Executive agrees to make himself available to provide services to the Company on the terms and conditions set forth herein; and

WHEREAS, Executive desires to sell to the Company his vested shares of common stock of P.A.M. Transportation Services, Inc. (“PTSI”), and the Company desires to purchase such shares from Executive;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.                  Resignation.

1.1              Resignation from Positions. Executive’s resignation from employment with the Company is effective as of 11:59 p.m., Central Standard Time, on June 8, 2023 (such date, the “Resignation Date”). Such resignation from employment with the Company includes Executive’s voluntary resignation from the positions of Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Company and all other officer, employee, director and manager positions held by Executive with the Company.

1.2              Release Agreement. The effectiveness of this Agreement is subject to Executive’s signing and not revoking the Release Agreement substantially in the form attached hereto as Exhibit A (the “Release Agreement”). No payments or benefits under this Agreement shall be paid or provided to Executive unless the Release Agreement is effective and has not been revoked during the Revocation Period (as defined therein) in accordance with the preceding sentence, and this Agreement shall become effective upon the expiration of such Revocation Period (the “Effective Date”).

2.                  Transition.

2.1              Consulting Period and Services. Commencing on the Effective Date and ending on the first anniversary thereof (the “Consulting Period”), Executive shall make himself available to advise senior management and otherwise consult with the Company as reasonably requested by the Company from time to time (the “Consulting Services”); provided that the Consulting Services shall not exceed twenty percent (20%) of the average level of services that Executive performed during the 36-month period prior to the Resignation Date. The Company shall not control the manner or means by which Executive performs the Consulting Services, and Executive’s provision of the Consulting Services to the Company shall be non-exclusive. Executive may determine at his discretion the specific times during which he is available, provided that Executive shall be available within a reasonable timeframe and shall reasonably cooperate with the Company with respect to any litigation or other dispute relating to any matter in which Executive was involved or had knowledge during his employment with the Company. Any expenses associated with travel to locations outside Benton or Washington County shall be reimbursed by the Company.

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2.2              Consulting Fees. In exchange for the Consulting Services, subject to Section 1.2 above, commencing on the Effective Date, the Company agrees to pay Executive a monthly fee of $35,771.67 (the “Monthly Fee”) during the Consulting Period for a total fee of $429,260.04. Except as to the Monthly Fee, no other payment or benefits shall be due or payable to Executive for the Consulting Services, other than any travel expense reimbursements. The Company may terminate Executive’s service as a consultant prior to the expiration of the Consulting Period by payment of a lump sum for any remaining Monthly Fees due under this Agreement or upon Executive’s breach of any provision of this Agreement as contemplated in Section 9.11 hereof. In the event Executive’s service as a consultant is terminated by reason of Executive’s death, the Monthly Fee shall be paid through the month of termination.

2.3              Status as an Independent Contractor. In all matters relating to the Consulting Services, nothing under this Agreement shall be construed as creating any partnership, joint venture or agency between the Company and Executive or to constitute Executive as an agent, employee or representative of the Company. Executive shall act solely as an independent contractor and, as such, is not authorized to bind the Company (including its subsidiaries) to third parties. Consequently, Executive shall not be entitled to participate during the Consulting Period in any of the employee benefit plans, programs or arrangements of the Company in his capacity as a consultant. The Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining workers’ compensation insurance on Executive’s behalf. The Company has not, is not and shall not be obligated to make, and it is the sole responsibility of Executive to make, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, federal or state unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained in connection with any payments made by the Company to Executive in connection with the provision of the Consulting Services. Executive agrees to indemnify and hold the Company harmless from and against any costs, fees, expenses, liabilities or penalties (and any interest that may accrue thereon) associated with any withholding taxes, FICA taxes, federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained in connection with any payments made by the Company to Executive for the Consulting Services. Executive shall not make any public statements concerning the Consulting Services that purport to be on behalf of the Company without prior written consent from the Company.

3.                  Separation Payments. In recognition of Executive’s contribution to the Company, and in consideration of the covenants contained herein and the waiver and release contained in the Release Agreement (including the non-revocation thereof), the Company shall pay Executive a cash bonus in the total amount of $1,250,000 payable in five equal installments as set forth below (the “Separation Payments”). Executive’s entitlement to receive the Separation Payments is subject to Executive’s (a) execution and non-revocation of the Release Agreement and (b) compliance with the obligations and covenants under this Agreement. The Separation Payments shall be paid to Executive in five equal semi-annual installments of $250,000 each, commencing on the date that is six months after the Effective Date.

4.                  Retirement Plans; Health Insurance. Executive shall be entitled to receive his vested accrued benefits, if any, under the Aon Pooled Employer Plan in accordance with the terms and conditions of such plans. In addition, if the Executive timely and properly elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage under the P.A.M. Transport and Met Express Group Medical Plan, the Company shall pay the Executive’s premiums for continuing coverage under COBRA during the Consulting Period; providing further, the obligation of the Company to pay COBRA premiums under this Section 4 shall terminate upon Executive becoming eligible for executive benefits from a subsequent employer.

5.                  No Other Compensation or Benefits. Except as otherwise specifically provided herein or as required by COBRA or other applicable law, Executive shall not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit plans, programs or arrangements of the Company on or after the Resignation Date. Executive acknowledges and agrees that all of Executive’s restricted shares of common stock of the Company that were unvested as of the Resignation Date and all unpaid deferred bonus amounts as of the Resignation Date have been forfeited by Executive upon the Resignation Date in accordance with the terms of such awards.

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6.                  Stock Repurchase.

6.1              Repurchase of Executive’s Shares. Executive hereby agrees to sell to the Company and the Company hereby agrees to purchase from Executive all of Executive’s directly and indirectly owned shares of common stock of PTSI (excluding any unvested restricted shares of common stock, which have been forfeited in accordance with Section 5 hereof) (the “Shares”) at a price per share equal to the closing market price as reported on the Nasdaq Stock Market at the close of trading on the Effective Date (or the most recent trading day prior to the Effective Date if such date falls on a weekend or business holiday) (the “Purchase Price”).

6.2              Closing. The closing of the Company’s purchase of the Shares shall take place on the next business day following the Effective Date. On the closing date, Executive will notify the Company in writing of the amount of his then directly and indirectly owned Shares and will coordinate with the Company to instruct the Company’s transfer agent and Executive’s broker or nominee, as applicable, to electronically transfer the Shares to the Company’s account. Upon receipt of the Shares, the Company shall deliver to Executive the aggregate Purchase Price for the Shares in cash, in the form of a Company check made payable to the order of Executive.

6.3              Executive Representations and Warranties. Executive hereby represents and warrants that: (a) Executive is the sole owner of the Shares and has good title to the Shares; (b) Executive has the full authority to transfer, sell and deliver the Shares to the Company; (c) the Shares are being delivered to the Company free of all liens, security interests, claims, restrictions or other encumbrances thereon; (d) Executive has enough financial and other information concerning the Company to enable him to make an informed decision regarding the value of the Shares; and (e) Executive is aware of or has consulted with his personal tax advisor concerning the tax effect of the sale of the Shares on his personal tax situation. Such representations and warranties shall continue to be true and correct as of the closing of the Company’s purchase of the Shares.

6.4              Company Authority. The Company hereby represents and warrants that the Company, through its representatives, has the full authority to purchase the Shares from Executive.

6.5              Additional Documents. The Parties agree to execute and deliver all other appropriate supplemental agreements and other instruments and take any other action necessary to undertake and complete the Company’s purchase of the Shares under the terms of this Agreement.

7.                  Covenants and Agreements.

7.1              Covenant Not to Solicit / Not to Compete.

(a)       Customers. For a twelve (12) month period beginning on the Resignation Date, Executive agrees that he will not, either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, approach or solicit for business, accept business from, divert business from, or otherwise interfere with any Company or Affiliated Companies (as listed on Exhibit B hereto) (the “Affiliated Companies”) relationship with, any person or entity (or legal successor to such person or entity) that Executive had any direct contact with while employed by the Company and that: (a) has been a customer of the Company or any of the Affiliated Companies at any time within the six (6) month period prior to the Resignation Date; or (b) to whom the Company or one of the Affiliated Companies had made a proposal within the six (6) month period prior to the Resignation Date.

(b)       Both parties agree that the restrictions in this section are fair and reasonable in all respects including the length of time that they shall remain in effect and that Company’s engagement of Executive upon the terms and conditions of this Agreement is fully sufficient consideration for Executive’s obligations under this section.

(c)       If any provisions of this section are ever held by a Court to be unreasonable, the parties agree that this section shall be enforced to the extent it is deemed to be reasonable.

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7.2              No Interference With Employment Relationships.

Executive agrees that for a twelve (12) month period beginning on the Resignation Date, Executive will not, directly or indirectly, solicit for employment, hire, or offer employment to, or otherwise aid or assist any person or entity other than the Company, in soliciting for employment, hiring, or offering employment to: (a) any employee of the Company, the Affiliated Companies, or any independent contractor engaged by the Company or the Affiliated Companies; or (b) any former employee or independent contractor of the Company or the Affiliated Companies who was employed, or engaged, by the Company or the Affiliated Companies within six (6) months before or after the Resignation Date. In the event Executive hires an employee of the Company, the Company shall be compensated at a fee equal to 30% of the employee’s first year’s gross compensation. This paragraph 7.2 also applies to employees of the companies listed on Exhibit B.

7.3              Proprietary Information.

(a)       Executive shall forever hold in the strictest confidence and not disclose to any person, firm, corporation or other entity any of the Company’s Proprietary Information (as defined below) or any of the Company’s Records (as defined below) except as such disclosure may be required in connection with Executive’s work for the Company as a consultant and as expressly authorized by Company in writing.

(b)      For the purposes of this Agreement, the term “Proprietary Information” shall mean intercompany publications, unpublished works, plans, policies, computer and information systems, software and other information and knowledge relating or pertaining to the products, services, sales or other business of the Company or its successor, affiliates and customers in any way which is of a confidential or proprietary nature, the prices it obtains or has obtained from the sale of its services, its manner of operation, its plans, processes or other data, contracts, information about contracts, contract forms, business applications, costs, profits, tax information, marketing information, advertising methods, customers, potential customers, brokers, potential brokers, employees, matters of a technical nature (including inventions, computer programs, concepts, developments, contributions, devices, discoveries, software and documentations, secret processes or machines, including any improvements thereto and know-how related thereto, and research projects, etc.), and other information not generally available to the public, without regard to whether all of the foregoing matters will be deemed confidential, material or important. Anything to the contrary notwithstanding, the parties hereto stipulate that any and all knowledge, data and information gathered by Executive through this Agreement, his engagement with the Company as a consultant and the operation of the business of the Company is deemed important, material or confidential, and gravely affects the effective and successful conduct of the business of the Company and the Company’s goodwill; could not without great expense and difficulty be obtained or duplicated by others who have not been able to acquire such information by virtue of a consultancy with the Company; and that any breach of the terms of this Paragraph 7.3 shall be deemed a material breach of this Agreement.

(c)       Executive agrees that all creative work, including without limitation, designs, drawings, specifications, techniques, models, processes and software prepared or originated by Executive during the Consulting Period or within the scope of his engagement as a consultant for the Company whether or not subject to protection under the federal copyright or other law constitutes work made for hire all rights to which are owned by the Company. Moreover, Executive hereby assigns to the Company all right, title and interest whether by way of copyright, trade secret, patent or otherwise, and all such work whether or not subject to protection by copyright or other law.

(d)       Upon termination of Executive’s consultancy with the Company or at any other time requested by the Company, Executive shall immediately return to the Company and not retain any copies of, any records, data, lists, plans, policies, publications, computer and information systems, files, diagrams and documentation, data, papers, drawings, memos, customer records, reports, correspondence, note books, service listing and any other business record of any kind or nature (including without limitation records in machine-readable or computer-readable forms) relating to Proprietary Information (“Records”) to the extent any such Records were not returned prior to such time in accordance with the Employment Agreement or are obtained by Executive during the Consulting Period.

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(e)       Executive acknowledges that, to the extent the Company derives independent economic value from any of its Proprietary Information and takes reasonable measures to maintain its secrecy, such Proprietary Information will be considered a trade secret under applicable law. Executive further acknowledges that under the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive further acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

This Paragraph does not in any way restrict or impede Executive from exercising protected rights, including rights under the National Labor Relations Act (“NLRA”) or the federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

7.4              Reasonable Restrictions. Executive agrees and acknowledges that the restrictions contained in this Agreement are reasonable and necessary in order to protect the valuable proprietary assets, goodwill and business of the Company and that the restrictions will not prevent or unreasonably restrict his ability to earn a livelihood. Executive also agrees and acknowledges that if his provision of Consulting Services ends for any reason, Executive will be able to earn a livelihood without violating the restrictions contained in this Agreement and that Executive’s ability to earn a livelihood without violating said restrictions is an important reason in Executive choosing to sign this Agreement.

7.5              Non-Disparagement. Each party to this Agreement agrees and covenants that they shall not make, publish, or communicate to any person or entity or in any public forum any maliciously false, defamatory, or disparaging remarks, comments, or statements concerning any other party to this Agreement, the Affiliated Companies or their businesses, or any of their employees, officers, directors or managers and their existing and prospective customers, suppliers, investors, and other associated third parties, now or at any time in the future.

This Section does not in any way restrict or impede Executive from exercising protected rights, including rights under the NLRA or the federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

8.                  Section 409A. This Agreement is intended to meet, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and interpretive guidance promulgated thereunder (collectively, “Section 409A”), with respect to amounts subject thereto, and shall be interpreted and construed consistent with that intent. No expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, to the extent subject to the requirements of Section 409A, and no such right to reimbursement or right to in-kind benefits shall be subject to liquidation or exchange for any other benefit. For purposes of Section 409A, each payment in a series of installment payments provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A. If amounts payable under this Agreement do not qualify for exemption from Section 409A as of the Resignation Date and therefore are deemed deferred compensation subject to the requirements of Section 409A on the Resignation Date, then if Executive is a “specified employee” under Section 409A on the Resignation Date, payment of the amounts hereunder shall be delayed for a period of six (6) months from the Resignation Date if required by Section 409A. The accumulated postponed amount shall be paid in a lump sum within sixty (60) days after the end of the six-month period. If Executive dies during the postponement period prior to payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to Executive’s estate within sixty (60) days after the date of Executive’s death.

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9.                  Miscellaneous.

9.1              Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.

9.2              Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company, to:

P.A.M. Transportation Services, Inc.

P.O. Box 188

Tontitown, Arkansas 72770

Attn: Mr. Joseph A. Vitiritto, Chief Executive Officer

If to Executive, to:

Allen West

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Either party may change its address for notices in accordance with this Section 9.2 by providing written notice of such change to the other party.

9.3              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

9.4              Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to this Agreement, or any alleged breach of this Agreement, shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration before a panel of three (3) arbitrators. The arbitration shall be held in Washington County, Arkansas, and shall be administered before JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness and any requirements imposed by Arkansas law. The parties shall equally split the costs of the arbitration, including but not limited to the JAMS arbitration fees and arbitrator compensation and expenses; provided, however, that each party shall be responsible for its own attorneys’ fees associated with or incurred during any such arbitration. Any arbitral award determination shall be final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction.

9.5              Benefits; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns. Executive shall not assign his interest in or delegate his duties under this Agreement. However, the Company is expressly authorized to assign this Agreement to one of its affiliates or subsidiaries upon written notice to Executive. The rights and obligations of the Company hereunder may also be assigned by operation of law in connection with a merger in which the Company is not the surviving corporation or in connection with the sale of substantially all of the assets of the Company; and in the latter event, such assignment shall not relieve the Company of its obligations hereunder.

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9.6              Entire Agreement. This Agreement, including its incorporated Exhibits A and B, constitutes the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s resignation from employment or the other subject matters of this Agreement are superseded in their entirety by this Agreement; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Executive’s post-employment contractual obligations contained in the Employment Agreement, including but not limited to Executive’s confidentiality, proprietary information, noncompetition, and nonsolicitation obligations. Executive’s contractual obligations contained in the Employment Agreement, including but not limited to Executive’s confidentiality, proprietary information, noncompetition, and nonsolicitation obligations, shall remain in full force and effect.

9.7             Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

9.8              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.

9.9              Interpretation. As both parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.

9.10            Duration. Notwithstanding the termination of Executive’s service as a consultant under this Agreement, this Agreement shall continue to bind the parties for so long as any obligations remain under this Agreement, and, in particular, Executive shall continue to be bound by the covenants and time limits as set forth in Section 7 of this Agreement.

9.11          Remedies. In the event of a breach or threatened breach by Executive of any of the provisions of this Agreement or the Release Agreement, Executive hereby consents and agrees that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief. If Executive fails to comply with any of the terms of this Agreement or the Release Agreement, the Company may, in addition to any other available remedies, terminate any benefits or payments that are later due under this Agreement, and Executive shall immediately return to the Company any amounts paid to Executive under the provisions of this Agreement, with the exception of any amounts received by Executive for the sale of the Executive’s stock to the Company or any Consulting Service Monthly Fees previously paid by the Company. Such remedies shall not be a waiver by the Company of the releases provided in the Release Agreement.

9.12            Tolling. If Executive violates any of the terms of the restrictive covenant obligations in this Agreement, including but not limited to the non-solicitation, non-disclosure, non-competition and non-disparagement covenants, the obligation at issue will begin to run from the first date on which the Executive ceases to be in violation of the obligation for all such restrictions and shall automatically be extended by the period the Executive was in violation of them.

9.13            Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have signed their names on July 7, 2023, and the Agreement shall be effective as of the day and year first above written.

P.A.M. TransportATION SERVICES, Inc.,

By: /s Joseph A. Vitiritto

Name: Joseph A. Vitiritto

Title: Chief Executive Officer

EXECUTIVE HEREBY ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT, THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

/s/ Allen West

Allen W. West

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EXHIBIT A

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”), dated as of July 7, 2023, by and between P.A.M. Transportation Services, Inc. (collectively, with its consolidated subsidiaries, the “Company”), on behalf of itself, its subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the “Company Group”), and Allen W. West (“Executive”). Capitalized terms used herein but not defined shall have the meanings set forth in the Separation and Consulting Agreement, dated as of July 7, 2023 (the “Separation Agreement”), by and between the Company and Executive.

WHEREAS, the Separation Agreement sets forth the terms and conditions of Executive’s separation from employment with the Company effective as of June 8, 2023; and

WHEREAS, the Separation Agreement provides that, in consideration for certain payments and benefits payable to Executive in connection with his resignation, Executive shall fully and finally release the Company from all claims arising from or relating to Executive’s employment relationship with the Company and the termination of such relationship, other than any claims associated with the Separation Agreement; and

WHEREAS, in addition to those certain payments and benefits outlined in the Separation Agreement, the Company and the Company Group acknowledge that they are not aware of any claims against Executive arising from or relating to Executive’s employment relationship with the Company or the termination of such relationship.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.                  Executive Representations. The Executive specifically represents, warrants, and confirms that the Executive:

a)                has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit or administrative agency proceeding, or action at law or otherwise against any member of the Company Group or any of their respective officers, employees, directors, shareholders or agents;

b)                has not made any claims or allegations to the Company related to sexual harassment, sex discrimination, or sexual abuse, and that none of the payments set forth in the Separation Agreement are related to sexual harassment, sex discrimination, or sexual abuse;

c)                has been properly paid for all hours worked for the Company;

d)               has received all salary, wages, commissions, bonuses, and other compensation due to the Executive, with the exception of any benefits or payments due under the Separation Agreement; and

e)               has not knowingly and willfully engaged in any unlawful conduct relating to the business of the Company that would have had a material impact on its financial statements or any theft or fraud relating to the Company or its affiliates.

If any of these statements is not true, the Executive cannot sign this Agreement and must notify the Company immediately in writing of the statements that are not true.

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2.                  Release.

2.1              General Release. In consideration of the Company’s obligations under the Separation Agreement and for other valuable consideration, Executive and the Executive’s heirs, executors, representatives, administrators, agents, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company Group, including each member of the Company Group’s parents, subsidiaries, affiliates, predecessors, successors, assigns, and employee benefit plans, and each of its and their respective officers, directors, employees, shareholders, trustees, partners, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them. The Claims the Releasors are releasing include (without limiting the generality of the foregoing) all claims arising out of, or in any way related to all relationships, interactions, transactions or contracts, express or implied, between Executive and the Released Parties, including, without limitation, Executive’s hire, benefits, employment, termination, or separation from employment with the Company Group, by reason of any actual or alleged act, omission, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date Executive executes this Agreement, including, but not limited to:

a)                 any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Arkansas Civil Rights Act, and all state and local laws that may be legally waived, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

b)                 any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance, other than those payments and benefits associated with the Separation Agreement, that may be legally waived and released;

c)                 any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

d)                 any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

Releasors further covenant and agree not to institute or cause to be instituted any action, cause of action or other judicial or administrative proceeding based on any claim released hereunder. If any such action or proceeding is brought by Releasors, the prevailing party shall be entitled to recover any costs incurred by them (including, but not limited to, attorneys’ fees) in connection with any such action or proceeding.

However, this general release and waiver of claims excludes, and Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although Executive waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law; (C) indemnification rights Executive has against the Company; (D) any right to file an unfair labor practice charge under the National Labor Relations Act; (E) protections against retaliation under the Taxpayer First Act (26 U.S.C. § 2623(d)); (F) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; and (G) any claim for breach of this Agreement or the Separation Agreement.

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2.2              Specific Release of ADEA Claims. As further consideration for the payments and benefits provided to Executive under the Separation Agreement, and for other valuable consideration, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date Executive executes this Agreement (subject to Section 2.2(g) below), arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Executive hereby acknowledges and confirms that:

a)                 the Executive has read this Agreement in its entirety and understands all of its terms;

b)                 by this Agreement, the Executive has been advised in writing to consult with an attorney of the Executive’s choosing before signing this Agreement;

c)                 the Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

d)                 the Executive is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled;

e)                 the Executive was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Executive’s choice, although the Executive may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period;

f)                 the Executive understands that the Executive has seven (7) calendar days after signing this Agreement (the “Revocation Period”) to revoke the release in this Section by delivering notice of revocation to Mr. Joseph A. Vitiritto at the Company, 297 W. Henri de Tonti Blvd., Tontitown, Arkansas 72770 by email or overnight delivery before the end of this seven-day period; in the event of any such revocation by Executive, all obligations of the Company under the Separation Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by Executive shall be effective unless it is in writing and signed by Executive and received by the Company prior to the expiration of the Revocation Period; and

g)                the Executive understands that the release contained in this Section 2 does not apply to rights and claims that may arise after the Executive signs this Agreement.

3.                  Cessation of Payments. In the event that Executive (a) files any charge, claim, demand, action or arbitration against the Company or any member of the Company Group with regard to Executive’s employment, compensation or termination of employment or any other matter under any federal, state or local law, or an arbitration under any industry regulatory entity, except in either case for a claim for breach of the Separation Agreement or failure to honor the obligations set forth therein; (b) breaches any of the covenants or obligations contained in or incorporated into the Separation Agreement; or (c) is otherwise in breach of this Agreement or the Separation Agreement, the Company shall be entitled to cease making any payments due pursuant to Sections 3, 4 and 5 of the Separation Agreement, and Executive shall immediately return to the Company any amounts paid to Executive under the Separation Agreement, with the exception of any amounts received by Executive for the sale of the Executive’s stock to the Company or any Consulting Service Monthly Fees previously paid by the Company. Such remedies shall not be a waiver by the Company of the releases provided in this Agreement.

4.                  Revocation. This Agreement may be revoked by Executive within the seven-day period commencing on the date Executive signs this Agreement (the “Revocation Period”). In the event of any such revocation by Executive, all obligations of the Company under the Separation Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by Executive shall be effective unless it is in writing and signed by Executive and received by the Company prior to the expiration of the Revocation Period.

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5.                  Miscellaneous.

5.1              Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.

5.2              Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company, to:

P.A.M. Transportation Services, Inc.

P.O. Box 188

Tontitown, Arkansas 72770

Attn: Mr. Joseph A. Vitiritto, Chief Executive Officer

If to Executive, to:

Allen West

[                          ]

[                          ]

Either party may change its address for notices in accordance with this Section 5.2 by providing written notice of such change to the other party.

5.3              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

5.4              Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to this Agreement, or any alleged breach of this Agreement shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration before a panel of three (3) arbitrators. The arbitration shall be held in Washington County, Arkansas, and shall be administered before JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness and any requirements imposed by Arkansas law. The parties shall equally split the costs of the arbitration, including but not limited to the JAMS arbitration fees and arbitrator compensation and expenses; provided, however, that each party shall be responsible for its own attorneys’ fees associated with or incurred during any such arbitration. Any arbitral award determination shall be final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction.

5.5              Benefits; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and, in the case of a sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company, the Company’s assigns.

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5.6              Entire Agreement. This Agreement and the Separation Agreement constitute the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s resignation from employment or the other subject matters of this Agreement are superseded in their entirety by this Agreement; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Executive’s post-employment contractual obligations contained in the Employment Agreement, including but not limited to Executive’s confidentiality, proprietary information, noncompetition, and nonsolicitation obligations. Employee’s contractual obligations contained in the Employment Agreement, including but not limited to Executive’s confidentiality, proprietary information, noncompetition, and nonsolicitation obligations, shall remain in full force and effect.

5.7              Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

5.8              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.

5.9              Interpretation. As both parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.

5.10            Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

P.A.M. TransportATION SERVICES, Inc.

By: /s Joseph A. Vitiritto

Name: Joseph A. Vitiritto

Title: Chief Executive Officer

EXECUTIVE HEREBY ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT, THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

/s/ Allen West

Allen W. West

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EXHIBIT B

1.	P.A.M. Transport, Inc.
2.	Central Transport, LLC.
3.	Universal Logistics Holdings Inc.
4.	Conlan Tire Co LLC
5.	This will include all entities under common ownership to the above companies and/or their successors.